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                                                                EXHIBIT 23(H)(2)


                     SUB-TRANSFER AGENCY SERVICES AGREEMENT


           THIS AGREEMENT is made as of September 16, 2000 by and among PFPC INC., a Massachusetts corporation ("PFPC"), MONUMENT SERIES FUND, a Delaware business trust (the "Fund") and MONUMENT SHAREHOLDER SERVICES, INC., a Maryland corporation ("Monument").
                              W I T N E S S E T H:

           WHEREAS, Monument provides transfer agency services to the Fund, an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

           WHEREAS, Monument wishes to retain PFPC to serve as sub-transfer agent, registrar, dividend disbursing agent and shareholder servicing agent with respect to the Fund's investment portfolios listed on Exhibit A attached hereto and made a part hereof, as such Exhibit A may be amended from time to time (each a "Portfolio"), and PFPC wishes to furnish such services.

           NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1.         DEFINITIONS. AS USED IN THIS AGREEMENT:

           (a)       "1933 Act" means the Securities Act of 1933, as amended.

           (b) "1934 Act" means the Securities Exchange Act of 1934, as amended.

           (c) "Authorized Person" means any person authorized by Monument or the Fund to give Oral Instructions and Written Instructions hereunder. An Authorized

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                     Person's scope of authority may be limited by setting forth such limitation in a written document signed by the parties hereto.

           (d)       "CEA" means the Commodities Exchange Act, as amended.

           (e) "Change of Control" means a change in ownership or control (not including transactions between wholly-owned direct or indirect subsidiaries of a common parent) of 25% or more of the beneficial ownership of the shares of common stock or shares of beneficial interest of an entity or its parents(s), or as otherwise defined in the 1940 Act.

           (f) "Oral Instructions" mean oral instructions received by PFPC from an Authorized Person or from a person reasonably believed by PFPC to be an Authorized Person. Instructions received by PFPC via electronic mail will be considered Oral Instructions.

           (g)       "SEC"  means the Securities and Exchange Commission.

           (h) "Securities Laws" mean the 1933 Act, the 1934 Act, the 1940 Act, the CEA and all regulations under those laws.

           (i) "Shares" mean the shares of beneficial interest of any series or class of the Fund.

           (j) "Written Instructions" mean (i) written instructions signed by an Authorized Person and received by PFPC or (ii) trade instructions transmitted (and received by PFPC) by means of an electronic transaction reporting system access to which requires use of a password or other authorized identifier. The instructions may

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                     be delivered by hand, mail, tested telegram, cable, telex
                     or facsimile sending device.

2. APPOINTMENT. Monument hereby appoints PFPC to act on Monument's behalf to serve as sub-transfer agent, registrar, dividend disbursing agent and shareholder servicing agent to the Fund in accordance with the terms set forth in this Agreement. PFPC accepts such appointment and agrees to furnish such services.

3. DELIVERY OF DOCUMENTS. Monument has provided or, where applicable, will provide PFPC with the following:

           (a) A copy of the Fund's most recent effective registration statement;

           (b) A copy of the advisory agreement with respect to each investment Portfolio of the Fund;

           (c) A copy of the distribution/underwriting agreement with respect to each class of Shares of the Fund;

           (d) A copy of each Portfolio's administration agreements if PFPC is not providing the Portfolio with such services;

           (e) Copies of any distribution and/or shareholder servicing plans and agreements made in respect of the Fund or a Portfolio;

           (f) A copy of the Fund's organizational documents, as filed with the state in which the Fund is organized; and

           (g) Copies (certified or authenticated where applicable) of any and all amendments or supplements to the foregoing.

4. COMPLIANCE WITH RULES AND REGULATIONS. PFPC undertakes to comply with all applicable requirements of the Securities Laws and any laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed

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           by PFPC hereunder. Except as specifically set forth herein, PFPC assumes no responsibility for such compliance by Monument or the Fund or any other entity.

5.         INSTRUCTIONS.

           (a) Unless otherwise provided in this Agreement, PFPC shall act only upon Oral Instructions or Written Instructions.

           (b) PFPC shall be entitled to rely upon any Oral Instruction or Written Instruction it receives from an Authorized Person (or from a person reasonably believed by PFPC to be an Authorized Person) pursuant to this Agreement. PFPC may assume that any Oral Instruction or Written Instruction received hereunder is not in any way inconsistent with the provisions of organizational documents or this Agreement or of any vote, resolution or proceeding of the Fund's Board of Trustees or of the Fund's shareholders, unless and until PFPC receives Written Instructions to the contrary.

           (c) Monument agrees to forward to PFPC Written Instructions confirming Oral Instructions so that PFPC receives the Written Instructions by the close of business on the same day that such Oral Instructions are received. The fact that such confirming Written Instructions are not received by PFPC or differ from the Oral Instructions shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions or PFPC's ability to rely upon such Oral Instructions. Where Oral Instructions or Written Instructions reasonably appear to have been received from an Authorized Person, PFPC shall


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                     incur no liability for acting upon such Oral Instructions
                     or Written Instructions provided that PFPC's actions comply with the other provisions of this Agreement.

6.         RIGHT TO RECEIVE ADVICE.

           (a) Advice of Monument and/or the Fund. If PFPC is in doubt as to any action it should or should not take, PFPC may request directions or advice, including Oral Instructions or Written Instructions, from Monument and/or the Fund.

           (b) Advice of Counsel. If PFPC shall be in doubt as to any question of law pertaining to any action it should or should not take, PFPC may request that the Fund seek guidance from its counsel. Alternatively, PFPC at its own expense, may request advice from counsel of its own choosing (who may be counsel for Monument, the Fund, the Fund's investment adviser or PFPC, at the option of PFPC).

           (c) Conflicting Advice. In the event of a conflict between directions or advice or Oral Instructions or Written Instructions PFPC receives from Monument, and/or the Fund, and the advice it receives from its own counsel, the parties will address the issue together and agree on the appropriate course of action with the assistance of counsel and/or the Fund's independent public accountants; provided, that if the parties are not able to agree on a course of action, PFPC may inform Monument of such fact and rely upon and follow the advice of its own counsel.

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           (d)       Protection of PFPC. PFPC shall be protected in any action
                     it takes or does not take in reliance upon directions or advice or Oral Instructions or Written Instructions it receives from Monument and/or the Fund or from counsel and which PFPC believes, in good faith based on standards considered reasonable in the industry, to be consistent with those directions or advice or Oral Instructions or Written Instructions. Nothing in this section shall be construed so as to impose an obligation upon PFPC (i) to seek such directions or advice or Oral Instructions or Written Instructions, or (ii) to act in accordance with such directions or advice or Oral Instructions or Written Instructions unless, under the terms of other provisions of this Agreement, the same is a condition of PFPC's properly taking or not taking such action.

7. RECORDS; VISITS. The books and records pertaining to the Fund, which are in the possession or under the control of PFPC, shall be the property of the Fund. Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable securities laws, rules and regulations. Monument, the Fund and Authorized Persons shall have access to such books and records at all times during PFPC's normal business hours. Upon the reasonable request of Monument or the Fund, copies of any such books and records shall be provided by PFPC to Monument, the Fund or to an Authorized Person, at Monument's expense (payable out of the assets of the Fund).

8. CONFIDENTIALITY. Each party shall keep confidential any information relating to the others' business ("Confidential Information").
           [For clarification, this Section 8 relates


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           only to the Confidential Information of the Fund and PFPC.]
           Confidential Information shall include (a) any data or information that is competitively sensitive material, and not generally known to the public, including, but not limited to, information about product plans, marketing strategies, finances, operations, customer relationships, customer profiles, customer lists, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of the Fund or PFPC, their respective subsidiaries and affiliated companies and the customers, clients and suppliers of any of them; (b) any scientific or technical information, design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords the Fund or PFPC a competitive advantage over its competitors; (c) all confidential or proprietary concepts, documentation, reports, data, specifications, computer software, source code, object code, flow charts, databases, inventions, know-how, and trade secrets, whether or not patentable or copyrightable; and (d) anything designated as confidential. Notwithstanding the foregoing, information shall not be subject to such confidentiality obligations if it: (a) is already known to the receiving party at the time it is obtained; (b) is or becomes publicly known or available through no wrongful act of the receiving party; (c) is rightfully received from a third party who, to the best of the receiving party's knowledge, is not under a duty of confidentiality; (d) is released by the protected party to a third party without restriction; (e) is required to be disclosed by the receiving party pursuant to a requirement of a court order, subpoena, governmental or regulatory agency or law provided the receiving party



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           will provide the party whose information is being disclosed written notice of such requirement, to the extent such notice is permitted);
           (f) is relevant to the defense of any claim or cause of action asserted against the receiving party; or (g) has been or is independently developed or obtained by the receiving party.

9. COOPERATION WITH ACCOUNTANTS. PFPC shall cooperate with the Fund's independent public accountants and shall take all reasonable actions in the performance of its obligations under this Agreement to ensure that the necessary information is made available to such accountants for the expression of their opinion, as required by Monument or (upon request by Monument or the Fund) the Securities Laws.

10. PFPC SYSTEM. To the extent PFPC had a prior legal right to such property, PFPC shall retain title to and ownership of any and all data bases, computer programs, screen formats, report formats, interactive design techniques, derivative works, inventions, discoveries, patentable or copyrightable matters, concepts, expertise, patents, copyrights, trade secrets, and other related legal rights utilized by PFPC in connection with the services provided by PFPC hereunder.

11. DISASTER RECOVERY. PFPC shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provisions for emergency use of electronic data processing equipment to the extent appropriate equipment is available. In the event of equipment failures, PFPC shall, at no additional expense to Monument or the Fund, take reasonable steps to minimize service interruptions. PFPC shall have no liability with respect to the loss of data or service interruptions caused by equipment


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           failure, provided such loss or interruption is not caused by PFPC's own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties or obligations under this Agreement.

12. COMPENSATION. As compensation for services rendered by PFPC during the term of this Agreement, Monument will pay to PFPC (out of the assets of the Fund) a fee or fees as may be agreed to from time to time in writing by Monument, the Fund and PFPC. Monument and the Fund acknowledge that PFPC may receive float benefits and/or investment earnings in connection with maintaining certain accounts required to provide services under this Agreement.

13. INDEMNIFICATION. Monument agrees to indemnify and hold harmless PFPC and its affiliates (out of the assets of the Fund) from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, attorneys' fees and disbursements and liabilities arising under the Securities Laws and any state and foreign securities and blue sky laws) arising directly or indirectly from any action or omission to act which PFPC takes in connection with the provision of services hereunder. Neither PFPC, nor any of its affiliates, shall be indemnified against any liability (or any expenses incident to such liability) caused by PFPC's or its affiliates' own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties and obligations under this Agreement, provided that in the absence of a finding to the contrary the acceptance, processing and/or negotiation of a fraudulent payment for the purchase of Shares shall be presumed not to have been the result of PFPC's or its affiliates own willful


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           misfeasance, bad faith, gross negligence or reckless disregard of such duties and obligations.

14.        RESPONSIBILITY OF PFPC.

           (a) PFPC shall be under no duty to take any action hereunder except as specifically set forth herein or as may be specifically agreed to by PFPC, Monument and the Fund in a written amendment hereto. PFPC shall be obligated to exercise care and diligence in the performance of its duties hereunder and to act in good faith in performing services provided for under this Agreement. PFPC shall be liable only for any damages arising out of PFPC's failure to perform its duties under this Agreement to the extent such damages arise out of PFPC's willful misfeasance, bad faith, gross negligence or reckless disregard of such duties.

           (b) Without limiting the generality of the foregoing or of any other provision of this Agreement, (i) PFPC shall not be liable for losses beyond its control, including without limitation (subject to Section 11), delays or errors or loss of data occurring by reason of circumstances beyond PFPC's control, provided that PFPC has acted in accordance with the standard set forth in Section 14(a) above; and
                     (ii) PFPC shall not be under any duty or obligation to inquire into and shall not be liable for the validity or invalidity or authority or lack thereof of any Oral Instruction or Written Instruction, notice or other instrument which conforms to the applicable requirements of this Agreement, and which PFPC reasonably believes to be genuine.

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           (c)       Notwithstanding anything in this Agreement to the contrary, neither PFPC nor its affiliates shall be liable for any consequential, special or indirect losses or damages, whether or not the likelihood of such losses or damages was known by PFPC or its affiliates. Notwithstanding anything in this Agreement to the contrary, PFPC's cumulative liability to Monument and the Fund for all losses, claims, suits, controversies, breaches or damages for any cause whatsoever (including but not limited to those arising out of or related to this Agreement) and regardless of the form of action or legal theory shall not exceed the fees received by PFPC for services provided hereunder during the 12 months immediately prior to the date of such loss or damage, unless such loss or damage is finally determined by a state or federal court having jurisdiction to have been proximately and directly caused by PFPC's gross negligence..

           (d) No party may assert a cause of action against PFPC or any of its affiliates that allegedly occurred more than 12 months immediately prior to the filing of the suit (or, if applicable, commencement of mediation sessions or arbitration proceedings) alleging such cause of action; except, however, that this proscription will not apply (i) unless Monument or the Fund had knowledge of the circumstances and accordingly knew or should have known of the existence of the claim during that time period; (ii) if PFPC or any of its affiliates withheld information from the party asserting the claim that would have been deemed material in the decision to file a claim; (iii) if PFPC or any of its affiliates


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                     employed delaying tactics that resulted in the passage of
                     the time period during which a claim would have been filed but for the delaying tactics; or (iv) if, during the 12-month period following the action giving rise to the claim, the party asserting the claim notifies PFPC or any of its affiliates in writing of its intent to commence a legal action once sufficient information has been collected.

           (e) Each party shall have a duty to mitigate damages for which another party may become responsible.

15.        DESCRIPTION OF SERVICES.

           (a)       Services Provided on an Ongoing Basis, If Applicable.

                     (i)       Calculate 12b-1 payments;

                     (ii)      Maintain shareholder registrations;

                     (iii) Review new applications and correspond with shareholders to complete or correct information;

                     (iv)      Direct payment processing of checks or wires;

                     (v) Prepare and certify stockholder lists in conjunction with proxy solicitations;

                     (vi)      Countersign share certificates;

                     (vii) Prepare and mail to shareholders confirmation of activity;

                     (viii) Provide toll-free lines for direct shareholder use, plus customer liaison staff for on-line inquiry response;

                     (ix) Mail duplicate confirmations to broker-dealers of their clients' activity, whether executed through the broker-dealer or directly with PFPC;

                     (x) Provide periodic shareholder lists and statistics to Monument;

                     (xi) Provide detailed data for underwriter/broker confirmations;

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                     (xii)     Prepare periodic mailing of year-end tax and
                               statement information;

                     (xiii) Notify on a timely basis the investment adviser, accounting agent, and custodian of fund activity; and

                     (xiv) Perform other participating broker-dealer shareholder services as may be agreed upon from time to time.

           (b) Services Provided by PFPC Under Oral Instructions or Written Instructions.

                     (i) Accept and post daily Share purchases and redemptions;

                     (ii) Accept, post and perform shareholder transfers and exchanges;

                     (iii)     Pay dividends and other distributions;

                     (iv)      Solicit and tabulate proxies; and

                     (v) Issue and cancel certificates (when requested in writing by the shareholder).

           (c) Purchase of Shares. PFPC shall issue and credit an account of an investor, in the manner described in the Fund's prospectus, once it receives:

                     (i)       A purchase order;

                     (ii) Proper information to establish a shareholder account; and

                     (iii) Confirmation of receipt or crediting of funds for such order to the Fund's custodian.

           (d) Redemption of Shares. PFPC shall redeem Shares only if that function is properly authorized by the certificate of incorporation or resolution of the Fund's Board of Trustees. Shares shall be redeemed and payment therefor shall be made in accordance with the Fund's prospectus, when the recordholder tenders Shares in proper form and directs the method of redemption. If Shares are

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                     received in proper form, Shares shall be redeemed before
                     the funds are provided to PFPC from the Fund's custodian (the "Custodian"). If the recordholder has not directed that redemption proceeds be wired, when the Custodian provides PFPC with funds, the redemption check shall be sent to and made payable to the recordholder, unless:

                     (i) the surrendered certificate is drawn to the order of an assignee or holder and transfer authorization is signed by the recordholder; or

                     (ii) transfer authorizations are signed by the recordholder when Shares are held in book-entry form.

                     When a broker-dealer notifies PFPC of a redemption desired by a customer, and the Custodian provides PFPC with funds, PFPC shall prepare and send the redemption check to the broker-dealer and made payable to the broker-dealer on behalf of its customer.

           (e) Dividends and Distributions. Upon receipt of a resolution of the Fund's Board of Trustees authorizing the declaration and payment of dividends and distributions, PFPC shall issue dividends and distributions declared by the Fund in Shares, or, upon shareholder election, pay such dividends and distributions in cash, if provided for in the Fund's prospectus. Such issuance or payment, as well as payments upon redemption as described above, shall be made after deduction and payment of the required amount of funds to be withheld in accordance with any applicable tax laws or other laws, rules or regulations. PFPC shall mail to the Fund's shareholders such tax forms and other information, or permissible

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                     substitute notice, relating to dividends and distributions paid by the Fund as are required to be filed and mailed by applicable law, rule or regulation. PFPC shall prepare, maintain and file with the IRS and other appropriate taxing authorities reports relating to all dividends above a stipulated amount paid by the Fund to its shareholders as required by tax or other law, rule or regulation.

           (f)       Shareholder Account Services.

                     (i) PFPC may arrange, in accordance with the prospectus, for issuance of Shares obtained through:

                          -   Any pre-authorized check plan; and
                          - Direct purchases through broker wire orders, checks and applications.

                     (ii) PFPC may arrange, in accordance with the prospectus,
                          for a shareholder's:

                          - Exchange of Shares for shares of another fund with which the Fund has exchange privileges;

                          - Automatic redemption from an account where that shareholder participates in a automatic redemption plan; and/or

                          - Redemption of Shares from an account with a checkwriting privilege.

           (g) Communications to Shareholders. Upon timely Written Instructions, PFPC shall mail all communications by the Fund to its shareholders, including:

                     (i)       Reports to shareholders;

                     (ii) Confirmations of purchases and sales of Fund shares;

                     (iii)     Monthly or quarterly statements;

                     (iv)      Dividend and distribution notices;

                     (v)       Proxy material; and

                     (vi)      Tax form information.

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                     In addition, PFPC will receive and tabulate the proxy cards for the meetings of the Fund's shareholders.

           (h) Records. PFPC shall maintain records of the accounts for each shareholder showing the following information:

                     (i) Name, address and United States Tax Identification or Social Security number;

                     (ii) Number and class of Shares held and number and class of Shares for which certificates, if any, have been issued, including certificate numbers and denominations;

                     (iii) Historical information regarding the account of each shareholder, including dividends and distributions paid and the date and price for all transactions on a shareholder's account;

                     (iv) Any stop or restraining order placed against a shareholder's account;

                     (v) Any correspondence relating to the current maintenance of a shareholder's account;

                     (vi)      Information with respect to withholdings; and

                     (vii) Any information required in order for PFPC to perform any calculations required by this Agreement.

           (i) Lost or Stolen Certificates. PFPC shall place a stop notice against any certificate reported to be lost or stolen and comply with all applicable federal regulatory requirements for reporting such loss or alleged misappropriation. A new certificate shall be registered and issued only upon:

                     (i) The shareholder's pledge of a lost instrument bond or such other appropriate indemnity bond issued by a surety company approved by PFPC; and

                     (ii) Completion of a release and indemnification agreement signed by the shareholder to protect PFPC and its affiliates.

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           (j)       Shareholder Inspection of Stock Records. Upon a request
                     from any Fund shareholder to inspect stock records, PFPC will notify Monument and Monument will issue instructions granting or denying each such request. Unless PFPC has acted contrary to Monument's instructions, the Fund and Monument agree to and do hereby release PFPC from any liability for refusal of permission for a particular shareholder to inspect the Fund's stock records.

           (k) Withdrawal of Shares and Cancellation of Certificates. Upon receipt of Written Instructions, PFPC shall cancel outstanding certificates surrendered by the Fund to reduce the total amount of outstanding shares by the number of shares surrendered by the Fund.

           (l) Lost Shareholders. PFPC shall perform such services as are required in order to comply with Rules 17a-24 and 17Ad-17 of the 1934 Act (the "Lost Shareholder Rules"), including, but not limited to, those set forth below. PFPC may, in its sole discretion, use the services of a third party to perform some of or all such services.

                     (i)       documentation of search policies and procedures;

                     (ii)      execution of required searches;

                     (iii) tracking results and maintaining data sufficient to comply with the Lost Shareholder Rules; and

                     (iv) preparation and submission of data required under the Lost Shareholder Rules.

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                     Except as set forth above, PFPC shall have no
                     responsibility for any escheatment services.

           (m) Print Mail. In addition to performing the foregoing services, the Fund hereby engages PFPC as its print/mail service provider with respect to those items identified in the Fee Letter.


           (n) PFPC will provide to Monument a monthly summary of net sales (i.e., purchases less redemptions) for each class of Shares, broken down by state.

16. DURATION AND TERMINATION. This Agreement shall continue until terminated by Monument (either unilaterally or pursuant to direction by the Board of Trustees of the Fund) or by PFPC on ninety (90) days' prior written notice to the other. In the event Monument or the Fund gives notice of termination, all expenses associated with movement (or duplication) of records and materials and conversion thereof to a successor transfer agent or other service provider, and all trailing expenses incurred by PFPC, will be borne by Monument (out of the assets of the Fund).

17. CHANGE OF CONTROL. Notwithstanding any other provision of this Agreement, in the event of an agreement to enter into a transaction that would result in a Change of Control of the Fund's adviser or sponsor, Monument's and the Fund's ability to terminate the Agreement pursuant to Section 16 will be suspended from the time of such agreement until nine months after the Change of

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           Control.

18. NOTICES. Notices shall be addressed (a) if to PFPC, at 400 Bellevue Parkway, Wilmington, Delaware 19809, Attention: President; (b) if to Monument, at 7920 Norfolk Avenue, Suite 500, Bethesda, MD 20814, Attention:_____________; (c) if to the Fund, at 7920 Norfolk Avenue, Suite 500, Bethesda, MD 20814, Attention:____________; or (d) if to none of the foregoing, at such other address as shall have been given by like notice to the sender of any such notice or other communication by the receiving party. If notice is sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. If notice is sent by first-class mail, it shall be deemed to have been given three days after it has been mailed. If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered.

19. AMENDMENTS. This Agreement, or any term thereof, may be changed or waived only by a written amendment, signed by the party against whom enforcement of such change or waiver is sought.

20. DELEGATION; ASSIGNMENT. PFPC may assign its rights and delegate its duties hereunder to any majority-owned direct or indirect subsidiary of PFPC or of The PNC Financial Services Group, Inc., provided that PFPC gives Monument and the Fund 30 days prior


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           written notice of such assignment or delegation.

21. NON-SOLICITATION. During the term of this Agreement and for a period of one year afterward, the Fund shall not recruit or solicit for the Fund or any other person, any of PFPC's employees.

22. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

23. FURTHER ACTIONS. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

24.        MISCELLANEOUS.

           (a) Entire Agreement. This Agreement, including all exhibits, attachments and appendices, embodies the entire agreement and understanding among the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties.

           (b) No Changes that Materially Affect Obligations. Notwithstanding anything in this Agreement to the contrary, the Fund agrees not to make any modifications to its registration statement or adopt any policies which would affect materially the obligations or responsibilities of PFPC hereunder without the prior written approval of PFPC, which approval shall not be unreasonably withheld or delayed.

           (c) Captions. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

           (d) Governing Law. This Agreement shall be deemed to be a contract made in Delaware and governed by Delaware law, without regard to principles of conflicts of law.

           (e) Partial Invalidity. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

           (f) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

           (g) No Representations or Warranties. Except as expressly provided in this Agreement, PFPC hereby disclaims all representations and warranties, express or implied, made to Monument or the Fund or any other person, including, without limitation, any warranties regarding quality, suitability, merchantability, fitness for a particular purpose or otherwise (irrespective of any course of dealing, custom or usage of trade), of any services or any goods provided incidental to services provided under this Agreement. PFPC disclaims any warranty of title or non-infringement except as otherwise set forth in this Agreement.

           (h) Facsimile Signatures. The facsimile signature of any party to this Agreement shall constitute the valid and binding execution hereof by such party.

25. INTERNET ACCESS SERVICES. PFPC shall provide to the Fund the internet access services as set forth on Exhibit B attached hereto and made a part hereof, as such Exhibit B may be amended from time to time.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                PFPC INC.

                                By:
                                   ---------------------------------------------

                                Title:
                                      ------------------------------------------

                                MONUMENT SERIES FUND


                                By:
                                   ---------------------------------------------

                                Title:
                                      ------------------------------------------

                                MONUMENT SHAREHOLDER
                                SERVICES, INC.

                                By:
                                   ---------------------------------------------

                                Title:
                                      ------------------------------------------

                                    EXHIBIT A



           THIS EXHIBIT A, dated as of September 16, 2000, is Exhibit A to that certain Sub-Transfer Agency Services Agreement dated as of September 16, 2000, among PFPC Inc., Monument Series Fund and Monument Shareholder Services, Inc.



                                   PORTFOLIOS


                           [List all Portfolios here]

                                    EXHIBIT B

                         ONLINE INTERNET ACCESS SERVICES


THIS EXHIBIT B, dated as of September 16, 2000, is Exhibit B to the Sub-Transfer Agency Services Agreement dated September 16, 2000 (the "Agreement") among Monument Series Fund (the "Fund"), Monument Shareholder Services, Inc. ("Monument") and PFPC Inc. ("PFPC"). This Exhibit B shall supersede all previous forms of Exhibit B to the Agreement as of the date hereof.

1. DEFINITIONS. Any term not herein defined shall have the meaning given such term in the Agreement. The following definitions shall apply to this Exhibit B:

           (a) "Customer Options" means the series of edits and instructions mutually agreed upon by the Fund and PFPC through which the Fund specifies its instructions for Transactions listed on Attachment 1 attached hereto and made a part hereof, as such Attachment 1 may be amended from time to time.

           (b) "Fund Web Site" means the collection of electronic documents, electronic files and pages residing on any computer system(s) maintained on behalf of the Fund, connected to the Internet and accessible by hypertext link through the World Wide Web to and from PFPC's Web Site.

           (c) "Online Internet Access Services" or "Internet Services" means the services identified in Section 2 and any additional services set forth on the Attachment 2 attached hereto and made a part hereof to be provided by PFPC utilizing the Fund Web Site, the Internet and certain software, equipment and systems provided by PFPC, telecommunications carriers and security providers which have been certified by ICSA or a nationally-recognized audit firm (including but not limited to firewalls and encryption), whereby Transactions may be requested in the Fund by accessing the PFPC Web Site via hypertext link from the Fund Web Site.

           (d) "PFPC Web Site" means the collection of electronic documents, electronic files and pages residing on PFPC's computer system(s) (or those elements of the computer system of one or more Internet Service Providers ("ISPs") retained by PFPC and necessary for PFPC's services hereunder), connected to the Internet and accessible by hypertext link from the Funds Web Site through the World Wide Web, where the Transaction data fields and related screens provided by PFPC may be viewed.

           (e) "Phase I Transactions" means responding to requests through the Online Internet Access Service for (i) Fund net asset values; (ii) most recent Fund dividend information; (iii) shareholder account balance information; and
(iv) most recent shareholder account transactions.

           (f) "Phase II Transactions" means Phase I Transactions plus those services and transactions listed on PFPC's schedule of Phase II services, as PFPC shall provide to the Fund from time to time (the "Phase II Schedule").

           (g) "Service Commencement Date" means the first date upon which responses to Phase I Transaction requests are available through PFPC's Online Internet Access Service to Shareholders or to other visitors to the Fund Web Site.

           (h) "Shareholder" means the record owner or authorized agent of the record owner of shares of the Fund.

           (i) "Transaction" means any Phase I Transaction or Phase II Transaction.

2. PFPC RESPONSIBILITIES. Subject to the provisions of this Exhibit B, PFPC shall provide or perform, or shall retain other Persons to provide or perform, the following, at PFPC's expense (unless otherwise provided herein):

            (a) provide all computers, telecommunications equipment, encryption technology and other materials and services reasonably necessary to develop and maintain the PFPC Web Site to permit persons to be able to view information about the Fund and to permit Shareholders with appropriate identification and access codes (if required by the Phase II Schedule) to initiate Transactions;

           (b) address and mail, at the Fund's expense, notification and promotional mailings and other communications provided by the Fund to Shareholders regarding the availability of Online Internet Access Services;

           (c) provide e-mail services using at least 40-bit encryption between Shareholders and PFPC's shareholder services representatives for communications only (not to engage in Transactions) with risk disclosure in a form approved by the Fund;

           (d) prepare and process applications for Internet Services from Shareholders determined by the Fund to be eligible for such services and issue logon ID, PIN numbers and welcome letters to such Shareholders according to the policies of the Fund;

           (e) establish (and, as applicable, cooperate with the Fund to implement and maintain) a hypertext link between the PFPC Web Site and the Fund Web Site;

           (f) establish systems to guide, assist and permit Shareholders who access the PFPC Web Site from the Fund Web Site to electronically create and transmit Transaction requests to PFPC;

           (g) deliver to the Fund three (3) copies of the PFPC Online Internet Access Service User Guide, as well as all updates thereto on a timely basis;

           (h) deliver a monthly billing report to the Fund, which shall include a report of Transactions;

           (i) provide a form of encryption as agreed by PFPC and the Fund from time to time that is generally available to the public in the U.S. for standard Internet browsers and establish, monitor and verify firewalls and other security features (commercially reasonable for this type of information and data) and exercise commercially reasonable efforts to attempt to maintain the security and integrity of the PFPC Web Site;

           (k) exercise reasonable efforts to maintain all on-screen disclaimers and copyright, trademark and service mark notifications, if any, provided by the Fund to PFPC in writing from time to time, and all "point and click" features of the PFPC Web Site relating to Shareholder acknowledgment and acceptance of such disclaimers and notifications;

           (l) provide periodic site visitation (hit reports) and other information regarding Shareholder/visitor activity under this Agreement as agreed by PFPC and the Fund from time to time;

           (m) monitor the telephone lines involved in providing the Internet Services and inform the Fund promptly of any malfunctions or service interruptions;

           (n) PFPC shall periodically scan its Internet interfaces and the PFPC Web Site for viruses and promptly remove any such viruses located thereon; and

3. FUND RESPONSIBILITIES. Subject to the provisions of this Exhibit B and the Agreement, the Fund shall at its expense (unless otherwise provided herein):

           (a) provide, or retain other persons to provide, all computers, telecommunications equipment, encryption technology and other materials, services, equipment and software reasonably necessary to develop and maintain the Fund Web Site, including the functionality necessary to maintain the hypertext links to the PFPC Web Site;

           (b) provide the Customer Options list to PFPC, in the format requested by PFPC, for Phase I and Phase II Transactions, as the Fund shall authorize, and promptly provide PFPC written notice of changes in Fund policies or procedures requiring changes in the Customer Options;

           (c) work with PFPC to develop Internet marketing materials for Shareholders and forward a copy of appropriate marketing materials to PFPC;

           (d) revise and update the applicable prospectus(es) and other pertinent materials, such as User Agreements with Shareholders, to include the appropriate consents, notices and disclosures for Internet Services, including disclaimers and information reasonably requested by PFPC;

           (e) maintain all on-screen disclaimers and copyright, trademark and service mark notifications, if any, provided by PFPC to the Fund in writing from time to time, and all "point and click" features of the Fund Web Site relating to acknowledgment and acceptance of such disclaimers and notifications; and

           (f) design and develop the Fund Web Site functionality necessary to facilitate, implement and maintain the hypertext links to the PFPC Web Site and the various Transaction web pages and otherwise make the Fund Web Site available to Shareholders.

4. STANDARDS OF CARE FOR INTERNET SERVICES. Notwithstanding anything to the contrary contained in the Agreement or this Exhibit B:

           (a) Each of PFPC and the Fund shall exercise care and diligence, act in good faith and use its best efforts, within reasonable limits and shall be liable for any damages arising out of its failure to perform its duties and obligations described in this Exhibit B to the extent such damages arise out of its willful misfeasance, bad faith, gross negligence or reckless disregard of such duties and obligations.

           (b) Without limiting the generality of the foregoing or any other provisions of this Exhibit B or the Agreement, neither party shall be liable for
(i) losses beyond its control, provided that such party has acted in accordance with the standard of care set forth above, (ii) subject to Section 9 of this Exhibit, delays or failures to perform any of its obligations hereunder or errors or loss of data occurring by reason of circumstances beyond such party's control, including acts of civil or military authority, national emergencies, labor difficulties, fire, flood, catastrophe, acts of God, insurrections, war, riots or failure of the mails, transportation, communication or power supply, functions or malfunctions of the Internet or telecommunications services, firewalls, encryption systems or security devices caused by any of the above, or laws or regulations imposed after the date of this Exhibit.

           (c) Although PFPC shall comply with the standard of care specified above in providing the Internet Services, PFPC shall not be obligated to ensure or verify the accuracy or actual receipt, or the transmission, of any data or information contained in any transmission via the Internet Services or the consummation of any Transaction request not actually received by PFPC. The Fund shall advise Shareholders to promptly notify the Fund or PFPC of any errors or inaccuracies in Shareholder data or information transmitted via the Internet Services.

5. ADDITIONAL FEES FOR INTERNET SERVICES. As consideration for the performance by PFPC of the Internet Services, the Fund will pay the fees set forth in a separate fee letter as agreed between the parties from time to time.

6. PROPRIETARY RIGHTS.

           (a) Each of the parties acknowledges and agrees that it obtains no rights in or to any of the software, hardware, processes, trade secrets, proprietary information or distribution and communication networks of the other under this Exhibit. Any software, interfaces or other programs a party provides to the other hereunder shall be used by such receiving party only during the term of the Agreement and only in accordance with the provisions of this Exhibit B and the Agreement. Any interfaces, other software or other programs developed by one party shall not be used directly or indirectly by or for the other party or any of its affiliates to connect such receiving party or any affiliate to any other person, without the first party's prior written approval, which it may give or withhold in its sole discretion. Except in the normal course of business and in conformity with Federal copyright law or with the other party's consent, neither party nor any of its affiliates shall disclose, use, copy, decompile or reverse engineer any software or other programs provided to such party by the other in connection herewith.

           (b) The Fund Web Site and the PFPC Web Site may contain certain intellectual property, including, but not limited to, rights in copyrighted works, trademarks and trade dress that is the property of the other party. Each party retains all rights in such intellectual property that may reside on the other party's web site, not including any intellectual property provided by or otherwise obtained from such other party. To the extent the intellectual property of one party is cached to expedite communication, such party grants to the other a limited, non-exclusive, non-transferable license to such intellectual property for a period of time no longer than that reasonably necessary for the communication. To the extent that the intellectual property of one party is duplicated within the other party's web site to replicate the "look and feel," trade dress or other aspect of the appearance or functionality of the first site, that party grants to the other a limited, non-exclusive, non-transferable license to such intellectual property for the duration of the Agreement. This license is limited to the intellectual property needed to replicate the appearance of the first site and does not extend to any other intellectual property owned by the owner of the first site. Each party warrants that it has sufficient right, title and interest in and to its web site and its intellectual property to enter into these obligations, and that to its knowledge, the license hereby granted to the other party does not and will not infringe on any U.S. patent, U.S. copyright or other U.S. proprietary right of a third party.

7. TERM AND TERMINATION.

           (a) Upon a party's (the "Breaching Party") breach of any term of this Exhibit the other party (the "Non-Breaching Party") shall provide to the breaching party written notice detailing such breach and shall provide such Breaching Party a period of thirty (30) days from the date of receipt of such notice to remedy or cure such breach.

           (b) In the event of a termination of the Agreement, the parties will have no continuing obligations to one another for Internet Services, except for the payment of fees for services rendered through the date of termination and the obligations and agreements contained in Sections 4 through 9 hereof, which shall survive termination of the Agreement.

8. REPRESENTATION AND WARRANTY. Neither party shall knowingly insert into any interface, other software, or other program provided by such party to the other hereunder, or accessible on the PFPC Web Site or Fund Web Site, as the case may be, any "back door," "time bomb," "Trojan Horse," "worm," "drop dead device," "virus" or other computer software code or routines or hardware components designed to disable, damage or impair the operation of any system, program or operation hereunder. For failure to comply with this warranty, the non-complying party shall immediately replace all copies of the affected work product, system or software. All costs incurred with replacement including, but not limited to cost of media, shipping, deliveries and installation shall be borne by such party.

9. LIABILITY LIMITATIONS; INDEMNIFICATION.

           (a) THE INTERNET. Each party acknowledges that the Internet is an unsecured, unstable, unregulated, unorganized and unreliable network, and that the ability of the other party to provide or perform services or duties hereunder is dependent upon the Internet and equipment, software, systems, data and services provided by various telecommunications carriers, equipment manufacturers, firewall providers, encryption system developers and other vendors and third parties. Each party agrees that the other shall not be liable in any respect for the functions or malfunctions of the Internet. Each party agrees the other shall not be liable in any respect for the actions or omissions of any third party wrongdoers (i.e., hackers not employed by such party or its affiliates) or of any third parties involved in the Internet Services and shall not be liable in any respect for the selection of any such third party, unless such party breached the standard of care specified herein with respect to that selection.

           (b) PFPC'S EXPLICIT DISCLAIMER OF CERTAIN WARRANTIES. EXCEPT AS PROVIDED IN SECTIONS 2 AND 4, ALL SOFTWARE AND SYSTEMS DESCRIBED IN THIS AGREEMENT ARE PROVIDED "AS-IS" ON AN "AS-AVAILABLE" BASIS, AND PFPC HEREBY SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE.

           (c) CROSS-INDEMNITY. Each party hereby indemnifies and agrees to hold the other party, its affiliates, successors, legal representatives and assigns, and its officers, directors, agents, employees and Shareholders harmless from and shall defend them against any and all claims, actions, charges, demands, liabilities, damages, costs or expenses, including but not limited to reasonable attorney's fees and disbursements ("Liabilities") arising in connection with any claims that any Internet Service or work product infringes any proprietary or other rights or any infringement claim against any of such persons based on a party's intellectual property licensed to the other party hereunder (provided the other party has used such intellectual property in conformity herewith), except to the extent such Liabilities result directly from the gross negligence or knowing or willful misconduct of the other party or its related indemnified parties under this subsection 9(c).

10.  CONFIDENTIALITY.

           (a) Each of the parties hereby acknowledges that in the course of performing its obligations hereunder, the other may disclose to it certain information and know-how of a technical, financial, operational or other sort, that is nonpublic and otherwise confidential or proprietary to the disclosing party. Confidential information shall include, without limitation, all technology, know-how, processes, software, databases, trade secrets, contracts, proprietary information, all historical and projected financial information, business strategies, operating data and organizational and cost structures, product descriptions, pricing information, received in connection with this Agreement, as well as compilations of Fund data or Shareholder data ("Confidential Information"). Confidential Information shall include such information of any affiliate of PFPC or the Fund. Each party acknowledges that any such proprietary or confidential information disclosed to it is of considerable commercial value and that the disclosing party would likely be economically or otherwise disadvantaged or harmed by the direct or indirect use or further disclosure thereof, except as specifically authorized by the disclosing party. Each party therefore agrees to keep in strict confidence all such information (whether oral, written, via computer disk or electronic media or otherwise) that may from time to time be disclosed to or accessed by it, and agrees not to use such information except as expressly permitted hereby or to disclose such information to any third party (other than directors, officers, employees, affiliates, agents or representatives of either party to the Agreement who have a need to know such information) for any purpose without the prior written consent of the other.

           (b) The following shall not constitute Confidential Information: information (i) independently developed by the receiving party as evidenced by documentation in such party's possession; (ii) lawfully received by the receiving party free of restrictions, from another source having the right to furnish the same; (iii) generally known or available to the public without breach of this Agreement by the receiving party; or (iv) known to the receiving party free of restriction at the time of such disclosure.

           (c) Either party to this Agreement may disclose Confidential Information pursuant to the requirement or request of a governmental agency or pursuant to a court or administrative subpoena, order or other such legal process or requirement of law, or in defense of any claims or causes of action asserted against it; provided, however, that it shall (i) first notify the other of such request or requirement, or use in defense, unless such notice is prohibited by statute, rule or court order, (ii) attempt to obtain the other's consent to such disclosure, and (iii) in the event consent is not given, agree to permit a motion to quash, or other similar procedural step, to frustrate the production or publication of information. Nothing herein shall require either party to fail to honor a legal requirement, subpoena, court or administrative order, other legal process or request of a governmental agency on a timely basis. Each of the parties shall cooperate with the other in an effort to limit the nature and scope of any required disclosure of Confidential Information.

           (d) The parties agree that immediately upon termination of this Agreement, without regard to the reason for such termination, the parties shall forthwith return to one another all written materials and computer software which are the property of the other party. The provisions in this Section shall survive termination of this Agreement.

           (e) Each of the parties agrees that the nonbreaching party would not have an adequate remedy at law in the event of the other party's breach or threatened breach of its obligations under Sections 6 or 10 and that the nonbreaching party would suffer irreparable injury and damage as a result of any such breach. Accordingly, in the event either party breaches or threatens to breach the obligations set forth in Sections 6 or 10, either party may seek a grant of equitable relief against the other party, including the issuance of a temporary restraining order, preliminary injunction or permanent injunction. Each party hereby consents to the granting of equitable relief against it, prohibiting any such breach or threatened breach, by a court of competent jurisdiction, pursuant to a legal finding that such relief is necessary and appropriate under the circumstances. Such relief may be granted without the necessity of proving actual damages or posting any bond or other security therefor. Relief may be granted in addition to any legal or other remedies such party may pursue hereunder or under applicable law. In any proceeding upon a motion for such equitable relief, a party's ability to answer in damages shall not be interposed as a defense to the granting of such equitable relief.

11.  MISCELLANEOUS.

           (a) Independent Contractor. The parties to this Agreement are and shall remain independent contractors, and nothing herein shall be construed to create a partnership or joint venture between them and none of them shall have the power or authority to bind or obligate the other in any manner not expressly set forth herein. Any contributions to the PFPC Web Site by the Fund and any contributions to the Fund Web Site by PFPC shall be works for hire pursuant to
Section 101 of the Copyright Act.

           (b) Conflict with Agreement. In the event of a conflict between specific terms of this Exhibit B and the Agreement, this Exhibit B shall control as to the Internet Services.

MONUMENT SERIES FUND

By:
   -------------------------------
Name:
Title:

MONUMENT SHAREHOLDER SERVICES, INC.

By:
   -------------------------------
Name:
Title:

PFPC INC.


By:
   -------------------------------
Name:
Title:

                                  ATTACHMENT 1

     Additional Online Internet Access Services/Descriptions/Specifications

THIS ATTACHMENT 1, dated as of September 16, 2000, is Attachment 1 to Exhibit B to a Sub-Transfer Agency Services Agreement dated as of September 16, 2000 among the undersigned. This Attachment 1 shall supersede all previous forms of Attachment 1 as of the date hereof.


[List, if any]



MONUMENT SERIES FUND

By:
   -------------------------------
Name:
Title:


MONUMENT SHAREHOLDER SERVICES, INC.

By:
   -------------------------------
Name:
Title:


PFPC INC.



By:
   -------------------------------
Name:
Title:

                                  ATTACHMENT 2

                              CUSTOMER OPTIONS LIST


THIS ATTACHMENT 2, dated as of September 16, 2000 is Attachment 2 to Exhibit B to the Sub-Transfer Agency Services Agreement dated as of September 16, 2000 among the undersigned. This Attachment 2 shall supersede all previous forms of Attachment 2 as of the date hereof.

           1. A logon I.D. and PIN are required to access PFPC's Online Internet Access Services.

           2. Shareholder's Web Browser and ISP must support Secure Sockets Layer (SSL) encryption technology.

           3. In order to use PFPC's Online Internet Access Services, Shareholders will need the following:

                     a. An Internet service provider (which can be a national provider such as America Online, CompuServe, Prodigy; or local service provider).

                     b. At a minimum, an Intel 486 class machine with 16 MB RAM, VGA monitor, and 14.4kbps modem running MS Windows 3.1 3.11, Windows 95 or Windows NT.

                     c. Web Browser software supporting Secure Sockets Layer (Netscape 3.0 and MS Internet Explorer 3.0 provide such support). For best results, a Web Browser capable of supporting Java Script (such as Netscape Navigator version 4.0 and higher or MS Internet Explorer version 4.0 and higher) is recommended.

           4. In order to use PFPC's Online Internet Access Services, Shareholders will be required to complete a PFPC Online Application, which can be completed over the phone or via U.S. mail.

           5. PFPC will not provide any software for access to the Internet; software must be acquired from a third-party vendor.

           6. Items such as Shareholder name, address, tax identification numbers and bank account numbers will not be displayed by PFPC on the PFPC Web Site

          7. The following type of authentication will be required for Internet Transaction access:

                     a. For Fund prices (NAV information) and distribution information no security processing will be required; and

                     b. For account balances and account history information - a valid Logon I.D. and PIN are required.



MONUMENT SERIES FUND



By:
   -------------------------------
Name:
Title:


MONUMENT SHAREHOLDER SERVICES, INC.


By:
   -------------------------------
Name:
Title:


PFPC INC.



By:
   -------------------------------
Name:
Title: